Exhibit 99.1
Capri Holdings Limited Announces Third Quarter Fiscal 2023 Results
London — February 8, 2023 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of Fiscal 2023 ended December 31, 2022.
Third Quarter Fiscal 2023 Highlights
•Revenue decreased 6.0% on a reported basis and 0.5% in constant currency
•Adjusted operating margin of 16.9%
•Adjusted earnings per share of $1.84

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "Overall, our performance in the third quarter was more challenging than anticipated. However, many aspects of our business performed well, in particular we were pleased with the continued growth in our own retail channel across all three of our luxury houses. This is a testament to the strength of our powerful iconic brands, as well as the success of our strategic initiatives."

Mr. Idol continued, "However, we were disappointed with the performance of our global wholesale business in the quarter which resulted in expense deleverage and a lower operating margin. We have begun taking measures to better align operating expenses with the change in revenue by channel. At the same time we will continue to make strategic investments to drive long term growth."

Mr. Idol concluded, "As we look to fiscal 2024 we expect Capri Holdings to generate mid-single-digit revenue and earnings growth. We remain confident in our ability to achieve our long-term goals over time due to the resilience of the luxury industry, the strength of our portfolio of luxury houses and the talented group of employees executing our strategic initiatives."

Third Quarter Fiscal 2023 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Third Quarter Fiscal 2023 Results:
•Total revenue of $1.51 billion decreased 6.0% compared to last year. On a constant currency basis, total revenue decreased 0.5%.
•Gross profit was $1.01 billion and gross margin was 66.5%, compared to $1.05 billion and 65.1% in the prior year. Adjusted gross profit was $1.00 billion and adjusted gross margin was 66.3%, compared to $1.05 billion and 65.1% in the prior year.
•Income from operations was $236 million and operating margin was 15.6%, compared to $331 million and 20.6% in the prior year. Adjusted income from operations was $256 million and operating margin was 16.9%, compared to $359 million and 22.3% in the prior year.
•Net income was $225 million, or $1.72 per diluted share, compared to $322 million, or $2.11 per diluted share, in the prior year. Adjusted net income was $240 million, or $1.84 per diluted share, compared to $339 million, or $2.22 per diluted share, in the prior year.
•Net inventory as of December 31, 2022 was $1.188 billion, a 21% increase compared to the prior year. This represents a sequential improvement and management continues to expect inventory levels to be below prior year by the end of the fourth quarter.
Versace Third Quarter Fiscal 2023 Results:
•Versace revenue of $249 million decreased 0.8% compared to the prior year. On a constant currency basis, total revenue increased 11.2%.
•Versace operating income was $24 million and operating margin was 9.6%, compared to $32 million and 12.7% in the prior year.
Jimmy Choo Third Quarter Fiscal 2023 Results:
•Jimmy Choo revenue of $168 million decreased 5.6% compared to the prior year. On a constant currency basis, total revenue increased 3.4%.
•Jimmy Choo operating income was $18 million and operating margin was 10.7%, compared to $16 million and 9.0% in the prior year.
Michael Kors Third Quarter Fiscal 2023 Results:
•Michael Kors revenue of $1.095 billion decreased 7.2% compared to the prior year. On a constant currency basis, total revenue decreased 3.6%.
•Michael Kors operating income was $251 million and operating margin was 22.9%, compared to $335 million and 28.4% in the prior year.

Share Repurchase Program
During the third quarter, the Company repurchased approximately 5.7 million ordinary shares for approximately $300 million in open market transactions.
Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including changes in global macroeconomic conditions, greater than anticipated inflationary pressures, further considerable fluctuations in foreign currency exchange rates, COVID-19 variants and other COVID related disruptions.
Fiscal Year 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.56 billion
•Modest gross margin expansion
•Operating margin of approximately 16.0%
•Net interest expense and foreign currency gains of approximately $12 million
•Effective tax rate of approximately 7%
•Weighted average diluted shares outstanding of approximately 134 million
•Diluted earnings per share of approximately $6.10
•Ending inventory to be below prior year
For Versace, the Company expects the following:
•Total revenue of approximately $1.1 billion
•Operating margin of approximately 15%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $610 million
•Operating margin of approximately 4%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.83 billion
•Operating margin of approximately 22%
Fourth Quarter Fiscal 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.275 billion
•Operating margin of approximately 8.5%
•Net interest expense of approximately $11 million
•Effective tax rate of approximately (20)%
•Weighted average diluted shares outstanding of approximately 126 million
•Diluted earnings per share of $0.90-$0.95

For Versace, the Company expects the following:
•Total revenue of approximately $280 million
•Operating margin of approximately 10%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $130 million
•Operating margin of approximately (14)%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $865 million
•Operating margin of approximately 15%

Fiscal Year 2024 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.8 billion
•Modest gross margin expansion
•Operating margin of approximately 16.5%
•Effective tax rate in the mid-teens range
•Diluted earnings per share of approximately $6.40
For Versace, the Company expects the following:
•Total revenue of approximately $1.25 billion
•Operating margin in the mid-teens range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $650 million
•Operating margin in the high-single-digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.9 billion
•Operating margin in the low-20% range

Conference Call Information
A conference call to discuss third quarter Fiscal 2023 results is scheduled for today, February 8, 2023 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 15, 2023. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13735207. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, the impact of the war in Ukraine, ERP implementation costs, Capri transformation costs, impairment charges, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic; changes in consumer traffic and retail trends; high consumer debt levels, recession and inflationary pressures; levels of cash flow and future availability of credit;

compliance with restrictive covenants under the Company’s credit agreement; the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy of data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time; the level of other investing activities and uses of cash; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions including acts of war and other geopolitical conflicts; as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Total revenue	$1,512	$1,609	$4,284	$4,162
Cost of goods sold	507	561	1,427	1,374
Gross profit	1,005	1,048	2,857	2,788
Total operating expenses	769	717	2,138	2,004
Income from operations	236	331	719	784
Other income, net	(1)	—	(2)	(2)
Interest expense (income), net	12	(7)	13	(11)
Foreign currency (gain) loss	(3)	(4)	(10)	1
Income before income taxes	228	342	718	796
Provision for income taxes	3	19	66	54
Net income	225	323	652	742
Less: Net income attributable to noncontrolling interest	—	1	2	1
Net income attributable to Capri	$225	$322	$650	$741
Weighted average ordinary shares outstanding:
Basic	128,849,793	149,717,485	135,600,276	150,975,773
Diluted	130,364,919	152,375,294	137,050,159	153,834,120
Net income per ordinary share:
Basic	$1.74	$2.15	$4.79	$4.91
Diluted	$1.72	$2.11	$4.74	$4.82

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31, 2022	April 2, 2022	December 25, 2021
Assets
Current assets
Cash and cash equivalents	$281	$169	$261
Receivables, net	372	434	449
Inventories, net	1,188	1,096	978
Prepaid expenses and other current assets	243	192	384
Total current assets	2,084	1,891	2,072
Property and equipment, net	546	476	460
Operating lease right-of-use assets	1,369	1,358	1,401
Intangible assets, net	1,743	1,847	1,895
Goodwill	1,358	1,418	1,447
Deferred tax assets	247	240	178
Other assets	207	250	227
Total assets	$7,554	$7,480	$7,680
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$519	$555	$593
Accrued payroll and payroll related expenses	131	165	149
Accrued income taxes	65	52	166
Short-term operating lease liabilities	412	414	437
Short-term debt	19	29	26
Accrued expenses and other current liabilities	413	351	381
Total current liabilities	1,559	1,566	1,752
Long-term operating lease liabilities	1,392	1,467	1,503
Deferred tax liabilities	531	432	443
Long-term debt	1,521	1,131	976
Other long-term liabilities	328	326	231
Total liabilities	5,331	4,922	4,905
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 223,781,728 shares issued and 125,398,217 outstanding at December 31, 2022; 221,967,599 shares issued and 142,806,269 outstanding at April 2, 2022 and 221,322,510 shares issued and 147,252,018 outstanding at December 25, 2021	—	—	—
Treasury shares, at cost (98,383,511 shares at December 31, 2022, 79,161,330 shares at April 2, 2022 and 74,070,492 shares at December 25, 2021)	(4,951)	(3,987)	(3,686)
Additional paid-in capital	1,327	1,260	1,238
Accumulated other comprehensive income	105	194	213
Retained earnings	5,742	5,092	5,011
Total shareholders’ equity of Capri	2,223	2,559	2,776
Noncontrolling interest	—	(1)	(1)
Total shareholders’ equity	2,223	2,558	2,775
Total liabilities and shareholders’ equity	$7,554	$7,480	$7,680

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 31, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Revenue by Segment and Region:

Versace	The Americas	$85	$89	$320	$283
	EMEA	113	99	350	304
	Asia	51	63	162	186
Versace Revenue		249	251	832	773

Jimmy Choo	The Americas	54	51	151	127
	EMEA	70	69	193	175
	Asia	44	58	138	155
Jimmy Choo Revenue		168	178	482	457

Michael Kors	The Americas	777	814	2,045	1,960
	EMEA	212	237	616	616
	Asia	106	129	309	356
Michael Kors Revenue		1,095	1,180	2,970	2,932

Total Revenue		$1,512	$1,609	$4,284	$4,162

Income from Operations:
Versace		$24	$32	$138	$135
Jimmy Choo		18	16	45	28
Michael Kors		251	335	721	795
Total segment income from operations		293	383	904	958
Less: Corporate expenses		(56)	(37)	(171)	(123)
Impairment of assets		(1)	—	(12)	(33)
Restructuring and other charges		(5)	(14)	(11)	(25)
COVID-19 related charges		2	(1)	6	7
Impact of war in Ukraine		3	—	3	—
Total Income from Operations		$236	$331	$719	$784

Operating Margin:
Versace		9.6%	12.7%	16.6%	17.5%
Jimmy Choo		10.7%	9.0%	9.3%	6.1%
Michael Kors		22.9%	28.4%	24.3%	27.1%
Capri Operating Margin		15.6%	20.6%	16.8%	18.8%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	December 31, 2022	December 25, 2021
Versace	225	212
Jimmy Choo	242	240
Michael Kors	827	834
Total number of retail stores	1,294	1,286

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 31, 2022	December 25, 2021	As Reported	Constant Currency
Total Revenue:
Versace	$249	$251	(0.8)%	11.2%
Jimmy Choo	168	178	(5.6)%	3.4%
Michael Kors	1,095	1,180	(7.2)%	(3.6)%
Total Revenue	$1,512	$1,609	(6.0)%	(0.5)%

	Nine Months Ended		% Change
	December 31, 2022	December 25, 2021	As Reported	Constant Currency
Total Revenue:
Versace	$832	$773	7.6%	22.9%
Jimmy Choo	482	457	5.5%	15.1%
Michael Kors	2,970	2,932	1.3%	5.6%
Total Revenue	$4,284	$4,162	2.9%	9.9%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31, 2022
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	War in Ukraine	As Adjusted
Gross profit	$1,005	$—	$—	$(2)	$—	$—	$—	$1,003

Operating expenses	$769	$(1)	$(5)	$—	$(4)	$(15)	$3	$747

Total income from operations	$236	$1	$5	$(2)	$4	$15	$(3)	$256

Income before provision for income taxes	$228	$1	$5	$(2)	$4	$15	$(3)	$248
Provision for income taxes	$3	$—	$1	$—	$1	$4	$(1)	$8
Net income attributable to Capri	$225	$1	$4	$(2)	$3	$11	$(2)	$240
Diluted net income per ordinary share - Capri	$1.72	$0.01	$0.03	$(0.02)	$0.02	$0.09	$(0.01)	$1.84
______________________
(1)Primarily Includes other charges recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Nine Months Ended December 31, 2022
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	War in Ukraine	As Adjusted
Gross profit	$2,857	$—	$—	$(6)	$—	$—	$—	$2,851

Operating expenses	$2,138	$(12)	$(11)	$—	$(20)	$(34)	$3	$2,064

Total income from operations	$719	$12	$11	$(6)	$20	$34	$(3)	$787

Income before provision for income taxes	$718	$12	$11	$(6)	$20	$34	$(3)	$786
Provision for income taxes	$66	$2	$3	$(1)	$5	$10	$(1)	$84
Net income attributable to Capri	$650	$10	$8	$(5)	$15	$24	$(2)	$700
Diluted net income per ordinary share - Capri	$4.74	$0.07	$0.06	$(0.04)	$0.11	$0.18	$(0.01)	$5.11
______________________
(1)Primarily Includes other charges recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 25, 2021
	As Reported	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$1,048	$—	$(1)	$—	$—	$1,047

Operating expenses	$717	$(14)	$(2)	$(3)	$(10)	$688

Total income from operations	$331	$14	$1	$3	$10	$359

Income before provision for income taxes	$342	$14	$1	$3	$10	$370
Provision for income taxes	$19	$1	$1	$1	$8	$30
Net income attributable to Capri	$322	$13	$—	$2	$2	$339
Diluted net income per ordinary share - Capri	$2.11	$0.09	$—	$0.01	$0.01	$2.22
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Nine Months Ended December 25, 2021
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$2,788	$—	$—	$(9)	$—	$—	$2,779

Operating expenses	$2,004	$(33)	$(25)	$(2)	$(11)	$(15)	$1,918

Total income from operations	$784	$33	$25	$(7)	$11	$15	$861

Income before provision for income taxes	$796	$33	$25	$(7)	$11	$15	$873
Provision for income taxes	$54	$8	$2	$—	$4	$9	$77
Net income attributable to Capri	$741	$25	$23	$(7)	$7	$6	$795
Diluted net income per ordinary share - Capri	$4.82	$0.16	$0.15	$(0.05)	$0.05	$0.04	$5.17
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.